Exhibit 99.1

News from Xerox For Immediate Release	Xerox Corporation 45 Glover Avenue P.O. Box 4505 Norwalk, CT 06856-4505 tel +1-203-968-3000

Xerox Announces Offers to Exchange Outstanding Notes

NORWALK, Conn., Feb. 28, 2017 – Xerox (NYSE: XRX) announced today that it plans to early redeem (retire) $300 million in debt. Additionally, Xerox is targeting to exchange $300 million or more of existing debt for new debt. This is consistent with Xerox’s capital allocation guidance to reduce $300 million in debt above the $1 billion in senior notes coming due this year. The exchange of $300 million of existing debt for new debt will also help to optimize Xerox’s capital structure by smoothing out and lengthening its debt maturity ladder. Below are the details of the transaction.

Xerox is commencing private offers (the “offers”) to exchange certain outstanding notes listed in the table below, which Xerox refers to collectively as the “existing notes.” If $600 million principal amount or more of existing notes are tendered (and not validly withdrawn) as of the early participation date (as defined below), Xerox will purchase and exchange tendered existing notes for $300 million of cash (exclusive of premiums to par, if any, and accrued and unpaid interest that also will be paid in cash) and $300 million aggregate principal amount of new notes due March 17, 2022 (the “new notes”) (the “minimum new note condition”). The aggregate principal amount of new notes expected to be issued pursuant to the offers is $300 million, but Xerox may, in its sole discretion, increase this amount at any time prior to the payment determination date (as defined in the offering memorandum). If, as of the early participation date, the minimum new note condition is not satisfied, Xerox will only purchase up to $300 million aggregate principal amount of existing notes for cash (exclusive of premiums to par, if any, and accrued and unpaid interest) (the “aggregate maximum principal cash purchase amount”).

The terms and conditions of the offers are described in an offering memorandum dated February 28, 2017 (as it may be amended or supplemented from time to time, the “offering memorandum”) and the accompanying letter of transmittal (as it may be amended or supplemented from time to time, the “letter of transmittal” and, together with the offering memorandum, the “offer documents”).

The amount of each series of existing notes to be purchased for cash or purchased for cash and exchanged for new notes, as applicable, for the applicable consideration will be determined in accordance with the applicable acceptance priority level (as defined below), subject to proration as discussed below. In addition, existing notes validly tendered (and not validly withdrawn) at or before the early participation date will have priority in acceptance over existing notes validly tendered after the early participation date. Each offer may be individually amended, extended, terminated or withdrawn without amending, extending, terminating or withdrawing any other offer. Because the aggregate principal amount of existing notes tendered pursuant to the offers and new notes to be issued pursuant to the offers will not be known until after the withdrawal deadline (as defined below) has passed, an eligible holder (as defined below) tendering existing notes may not know whether such holder will receive, for any existing notes tendered in the applicable offer and accepted by Xerox, cash only, or a combination of cash and new notes. If the minimum new note condition is satisfied and the tendering holder affirmatively elects, prior to the early participation date, to have its excess existing notes (as defined below), if any, exchanged for new notes, such excess existing notes may be accepted in the offers for a corresponding amount of new notes together with cash in the amount of the applicable premium to par, if any, and accrued and unpaid interest and, if accepted, will not be returned to such holder. Accordingly, if a holder makes such election, it may receive a greater proportion of new notes than cash in the offers. If the tendering holder does not make such election prior to the early participation date, such holder’s excess existing notes will be returned.

The following table sets forth certain terms of the offers:

							Hypothetical Early Participation Payment per $1,000 [1,2]
CUSIP Number	Title of Series	Aggregate Principal Amount Outstanding	Reference U.S. Treasury Security	Bloom- berg Reference Page	Fixed Spread (basis points)	Accept- ance Priority Level[1]	New Notes Principal Amount	Cash Considera- tion
984121BW2	6.350% Senior Notes due 2018 (the “6.350% notes”)	$1,000,000,000	1.125% U.S. Treasury due 02/28/2019	PX1	45	1	$500	$553.80
984121CA9	5.625% Senior Notes due 2019 (the “5.625% notes”)	$650,000,000	1.125% U.S. Treasury due 02/28/2019	PX1	120	2	$500	$585.12
984121CG6	2.750% Senior Notes due 2019 (the “2.750% notes due 2019”)	$500,000,000	1.125% U.S. Treasury due 02/28/2019	PX1	95	3	$500	$511.65
984121CH4	2.800% Senior Notes due 2020 (the “2.800% notes”)	$400,000,000	1.375% U.S. Treasury due 02/15/2020	PX1	120	4	$500	$504.32
984121CM3	3.500% Senior Notes due 2020 (the “3.500% notes”)	$400,000,000	1.375% U.S. Treasury due 02/15/2020	PX1	125	5	$500	$525.79
984121CK7	2.750% Senior Notes due 2020 (the “2.750% notes due 2020”)	$400,000,000	1.375% U.S. Treasury due 02/15/2020	PX1	130	6	$500	$499.80

[1]	If at least $600,000,000 in principal amount of existing notes are tendered by the early participation date, Xerox will purchase up to $300,000,000 aggregate principal amount of existing notes for cash as described herein and also issue $300,000,000 in new notes in exchange for an additional $300,000,000 of existing notes. Premiums to par, if any, and all accrued and unpaid interest on accepted existing notes will also be paid in cash; accordingly, the amount of cash used to complete the offers will exceed $300,000,000. The amount of each series of existing notes to be purchased or purchased and exchanged, as applicable, for the applicable consideration will be determined based on whether the minimum new note condition is satisfied and in accordance with applicable acceptance priority level, subject to proration as discussed below. If the minimum new note condition is satisfied and the principal amount of new notes is increased, holders will be able to elect to have excess existing notes accepted for an equal principal amount of new notes plus a cash payment as described herein. If, as of the early participation date, the minimum new note condition has not been satisfied, Xerox will only purchase up to $300,000,000 aggregate principal amount of existing notes for cash consideration (plus premiums to par, if any, and accrued and unpaid interest).
[2]	Assumes the minimum new note condition is satisfied. To be paid in cash and new notes per $1,000 principal amount of existing notes accepted for purchase and exchange. Hypotheticals shown for illustrative purposes only. Prices will be determined on the payment determination date. The cash payment shown above includes hypothetical applicable premium to par, if any, but excludes accrued and unpaid interest, which will be paid in cash in addition to the early participation payment or the late participation payment (as defined below), as applicable.

The offers will expire at 11:59 p.m. ET on March 27, 2017, unless extended (such date and time, as they may be extended, the “expiration date”). To be eligible to receive the early participation payment, eligible holders must validly tender their existing notes prior to 5:00 p.m. ET on March 13, 2017, unless extended (such date and time, as they may be extended, the “early participation date”). Tenders of existing notes may be validly withdrawn at any time prior to 5:00 p.m. ET on March 13, 2017, unless extended (such date and time, as they may be extended, the “withdrawal deadline”), but not thereafter, except in certain limited circumstances where additional or extended withdrawal rights are required by law. The early participation date with respect to an offer can be extended independently of the withdrawal deadline for such offer and of the early participation date or withdrawal date with respect to any other offer. Xerox reserves the right, but not the obligation, to elect to accept for purchase or purchase and exchange existing notes validly tendered at or prior to the early participation date, and not validly withdrawn prior to the withdrawal deadline, in an aggregate principal amount up to $600 million, subject to the aggregate maximum principal cash purchase amount and the minimum new note condition, provided that all conditions to the offers have been satisfied or waived by Xerox, on any date following the early participation date but prior to the expiration date (the “early acceptance date”). Existing notes accepted on the early acceptance date may be settled on the business day Xerox chooses promptly thereafter (the “initial settlement date”). The “final settlement date” with respect to the offers is the date that Xerox settles all existing notes accepted for purchase pursuant to the offers and not previously settled on the initial settlement date, if any, and such date is expected to be on or around March 30, 2017, the third business day after the expiration date. Each of the initial settlement date and the final settlement date, as applicable, is referred to as a “settlement date”. No tenders of existing notes submitted after the expiration date will be valid or accepted.

The offers are subject to the satisfaction or waiver of certain conditions, and Xerox may waive these conditions in its sole discretion prior to the expiration date. The offers are not conditioned upon a minimum amount of existing notes of any series, or a minimum amount of existing notes of all series, being tendered. The purpose of the offers is to reduce the principal amount of outstanding debt securities of Xerox held by the public and, secondarily, to extend the maturity of the debt obligations associated with the existing notes.

To the extent any existing notes are accepted in the offers, the 6.350% notes, the 5.625% notes, the 2.750% notes due 2019, the 2.800% notes, the 3.500% notes and the 2.750% notes due 2020 will be accepted for purchase and exchange in order of priority (the “acceptance priority level”), with the 6.350% notes having an acceptance priority level 1 (i.e., the highest level of priority among the existing notes to be purchased and exchanged pursuant to the offers), the 5.625% notes having an acceptance priority level 2, the 2.750% notes due 2019 having an acceptance priority level 3, the 2.800% notes having an acceptance priority level 4, the 3.500% notes having an acceptance priority level 5 and the 2.750% notes due 2020 having an acceptance priority level 6 (i.e., the lowest level of priority among the existing notes to be purchased and exchanged pursuant to the offers).

If, as of the early participation date, the minimum new note condition is not satisfied, for each $1,000 principal amount of existing notes accepted for purchase, a tendering eligible holder whose existing notes are validly tendered and accepted for purchase, subject to the aggregate maximum principal cash purchase amount and acceptance priority level, will be paid only in cash for the applicable cash consideration equal to $500 plus (a) the early participation consideration (the “early participation consideration”) for existing notes tendered at or prior to the early participation date or (b) the late participation consideration

(the “late participation consideration”) for existing notes tendered after the early participation date, in each case as set forth in the table below, and plus accrued and unpaid interest.

If, as of the early participation date, the minimum new note condition is satisfied, for each $1,000 principal amount of existing notes (other than excess existing notes) accepted for purchase and exchange, a tendering eligible holder whose existing notes are validly tendered and accepted for purchase and exchange will receive (1) $500 principal amount of new notes plus (2) cash consideration equal to the early participation consideration plus (3) accrued and unpaid interest. If there are excess existing notes, on or prior to the payment determination date, Xerox may, but is not required to, increase the amount of new notes issued pursuant to the offers as described below and in the offering memorandum. For Xerox to issue any new notes, the minimum new note condition must be satisfied as of the early participation date. For the minimum new note condition to be satisfied as of the early participation date, Xerox must have received valid tenders for at least $600 million aggregate principal amount of existing notes that have not been validly withdrawn. If this occurs, Xerox does not expect to accept for purchase and exchange any existing notes tendered after the early participation date.

The “early participation payment” per $1,000 principal amount of existing notes is the early participation consideration plus, either $500 in cash if the minimum new notes condition is not satisfied or if the minimum new note condition is satisfied, $500 principal amount of new notes. The “late participation payment” per $1,000 principal amount of existing notes is the late payment consideration plus $500 in cash. Because the minimum new note condition must be satisfied on the early participation date for Xerox to issue any new notes, the late participation payment will not include any new notes.

Hypothetical Cash Consideration[1]
Series	Principal Amount of new notes[1]		Early Participation Consideration[2]		Late Participation Consideration
6.350% Notes 5.625% Notes 2.750% Notes due 2019 2.800% Notes 3.500% Notes 2.750% Notes due 2020	$ $ $ $ $ $	500 500 500 500 500 500	$ $ $ $ $ $	553.80 585.12 511.65 504.32 525.79 499.80	$ $ $ $ $ $	503.80 535.12 461.65 454.32 475.79 449.80

[1]	Per $1,000 principal amount of existing notes. Only applicable if the minimum new notes condition is satisfied.
[2]	Early participation consideration is equal to the late participation consideration plus an early participation premium of $50.00 to be paid in cash with respect to the entire principal amount of the existing notes to be accepted in the offers.

Eligible holders whose existing notes are accepted for purchase or purchase and exchange will receive a cash payment representing accrued and unpaid interest to, but not including, the applicable settlement date.

Because the aggregate principal amount of existing notes to be purchased for cash in the offers is limited to $300 million (exclusive of premiums to par, if any, and accrued and unpaid interest, all of which will be paid in cash) and the issuance of the new notes is subject to the minimum new note condition, the existing notes will be purchased for cash or purchased for cash and exchanged for new notes based on the applicable acceptance priority level subject to proration as described below and in the offering memorandum. Existing notes not accepted due to the application of acceptance priority levels or proration will be returned to their tendering eligible holders promptly after the expiration or termination of the offers, subject to the election made with respect to excess existing notes described below.

Subject to the aggregate maximum principal cash purchase amount and proration as described herein, all existing notes validly tendered (and not validly withdrawn) at or before the early participation date having a higher acceptance priority level will be accepted before any existing notes validly tendered at or before the early participation date having a lower acceptance priority level are accepted, and all existing notes validly tendered after the early participation date having a higher acceptance priority level will be accepted before any existing notes validly tendered after the early participation date having a lower acceptance priority level are accepted. However, even if the offers are not fully subscribed as of the early participation date, subject to the aggregate maximum principal cash purchase amount, existing notes validly tendered (and not validly withdrawn) at or prior to the early participation date will be accepted for purchase before any existing notes validly tendered after the early participation date are accepted for purchase, even if such existing notes validly tendered after the early participation date have a higher acceptance priority level than existing notes validly tendered at or prior to the early participation date. Therefore, if the aggregate amount of the cash consideration payable (exclusive of premiums to par, if any, and accrued and unpaid interest) with respect to existing notes validly tendered (and not validly withdrawn) at or prior to the early participation date equals or exceeds the aggregate maximum principal cash purchase amount, Xerox will not accept for purchase any existing notes tendered after the early participation date and such existing notes will be returned to the eligible holder thereof.

Xerox refers to the existing notes that are validly tendered but initially not accepted in the offers (solely where the minimum new note condition has been satisfied) due to the application of acceptance priority levels or proration as described herein as the “excess existing notes”. Eligible holders tendering existing notes, prior to the early participation date, will have the option of electing whether in the event that any of such notes are not accepted in the offers due to the application of acceptance priority levels or proration, (a) to have their excess existing notes returned to them or (b) if the minimum new note condition is satisfied, to have their excess existing notes accepted for exchange solely for new notes in a principal amount equal to the lesser of (i) the principal amount of the excess existing notes being exchanged, and (ii) the amount of the early participation payment, subject to rounding as described above, plus, in each case, accrued and unpaid interest, which will be paid in cash. In addition, in the case of clause (i) in the preceding sentence, holders of excess existing notes will also receive a payment in cash equal to the premium to par applicable to such series of existing notes, if any. Eligible holders of existing notes who do not specify an election with respect to their excess existing notes will have their excess existing notes, if any, returned to them. Upon the terms and subject to the conditions set forth in the offer documents, excess existing notes will be accepted for exchange for new notes in accordance with such election at the same time as other existing notes are accepted for exchange and will be settled on the same settlement date as such other existing notes. If the minimum new note condition is not satisfied at or prior to the early participation date, regardless of any election made by holders, all existing notes not accepted for purchase will be returned without cost promptly after the expiration or termination of the offers. For the avoidance of doubt, any existing notes returned to an eligible holder, whether as a result of such election, the failure of the minimum new note condition or otherwise, will not be considered accepted for exchange or purchase in the offers. An eligible holder’s election or deemed election with respect to excess existing notes may not be changed or revoked without withdrawing tendered existing notes to which such election or deemed election relates.

This press release is not an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction or under any circumstances in which the offer or sale is unlawful. Xerox has not registered the new notes or the offering thereof under the Securities Act of 1933, as amended, which Xerox refers to as the “Securities Act,” or any state or foreign securities laws. The new notes may not be offered or sold in the United States, unless they are registered (including pursuant to the registration rights agreement (as defined in the offering memorandum)) or pursuant to an exemption from registration under the Securities Act.

The offers will only be made, and the new notes are only being offered and will only be issued, to holders of existing notes (i) in the United States, that are “qualified institutional buyers”, as that term is defined in Rule 144A under the Securities Act (each such holder, a “QIB”), in a private transaction in reliance upon the exemption from the registration requirements of the Securities Act and (ii) outside the United States, that are persons other than “U.S. persons”, as that term is defined in Rule 902 under the Securities Act, in offshore transactions in compliance with Regulation S under the Securities Act. Xerox refers to the holders of existing notes that have certified to Xerox that they are eligible to participate in the offers pursuant to at least one of the foregoing conditions as “eligible holders”. Only eligible holders are authorized to receive or review the offer documents or to participate in the offers.

Global Bondholder Services Corporation has been retained to serve as both the exchange agent and the information agent for the offers. Eligible holders may download the offer documents from Global Bondholder Services Corporation’s website at http://gbsc-usa.com/eligibility/xerox or obtain from Global Bondholder Services Corporation, free of charge, by calling (toll-free) +1-866-794-2200 or (collect) +1-212-430-3774.

In making an investment decision, eligible holders must rely on their own examination of Xerox and the terms of the offers, including the merits and risks involved. They should not construe anything in the offer documents as legal, business or tax advice. They should consult their own advisors as needed to make their investment decision and to determine whether they are legally permitted to participate in the offers under applicable laws and regulations. None of Xerox, the exchange agent, the information agent, the trustee or the dealer managers or any affiliate of any of them makes any recommendation as to whether eligible holders of the existing notes should exchange their existing notes for new notes pursuant to the offers. The offers are made only by the offering memorandum and related letter of transmittal. This press release is neither an offer to sell or purchase, nor a solicitation of an offer to sell or purchase, any existing notes or new notes in the offers. The offers are not being made to holders of existing notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the offers are required to be made by a licensed broker or dealer, the offers will be deemed to be made on behalf of Xerox by the dealer managers or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

About Xerox

Xerox Corporation is an $11 billion technology leader that innovates the way the world communicates, connects and works. Our expertise is more important than ever as customers of all sizes look to improve productivity, maximize profitability and increase satisfaction. We do this for small and mid-size businesses, large enterprises, governments, graphic communications providers, and for our partners who serve them.

We understand what’s at the heart of work – and all of the forms it can take. We embrace the increasingly complex world of paper and digital. Office and mobile. Personal and social. Every day across the globe – in more than 160 countries – our technology, software and people successfully navigate those intersections. We automate, personalize, package, analyze and secure information to keep our customers moving at an accelerated pace. For more information visit www.xerox.com.

Forward-Looking Statements

This release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “will”, “should” and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements reflect management’s current beliefs, assumptions and expectations and are subject to a number of factors that may cause actual results to differ materially. Such factors include but are not limited to: our ability to address our business challenges in order to reverse revenue declines, reduce costs and increase productivity so that we can invest in and grow our business; changes in economic conditions, political conditions, trade protection measures, licensing requirements and tax laws in the United States and in the foreign countries in which we do business; changes in foreign currency exchange rates; our ability to successfully develop new products, technologies and service offerings and to protect our intellectual property rights; the risk that multi-year contracts with governmental entities could be terminated prior to the end of the contract term and that civil or criminal penalties and administrative sanctions could be imposed on us if we fail to comply with the terms of such contracts and applicable law; the risk that partners, subcontractors and software vendors will not perform in a timely, quality manner; actions of competitors and our ability to promptly and effectively react to changing technologies and customer expectations; our ability to obtain adequate pricing for our products and services and to maintain and improve cost efficiency of operations, including savings from restructuring actions; the risk that individually identifiable information of customers, clients and employees could be inadvertently disclosed or disclosed as a result of a breach of our security systems; reliance on third parties, including subcontractors, for manufacturing of products and provision of services; our ability to manage changes in the printing environment and markets and expand equipment placements; interest rates, cost of borrowing and access to credit markets; funding requirements associated with our employee pension and retiree health benefit plans; the risk that our operations and products may not comply with applicable worldwide regulatory requirements, particularly environmental regulations and directives and anti-corruption laws; the outcome of litigation and regulatory proceedings to which we may be a party; the risk that we do not realize all of the expected strategic and financial benefits from the separation and spin-off of our Business Process Outsourcing (BPO) business; and other factors that are set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and other sections of our Annual Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission (“SEC”). Xerox assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.

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Media Contact:

Carl Langsenkamp, Xerox, +1-585-423-5782, carl.langsenkamp@xerox.com

Investor Contact:

Jennifer Horsley, Xerox, +1-203-849-2656, jennifer.horsley@xerox.com

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